UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2009

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GLEN ROSE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-10179	87-0372864
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Square, Suite 200

4925 Greenville Avenue, Dallas, TX 75206

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (860) 683-2005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.02

Results of Operations and Financial Condition.

On July 14, 2009, Glen Rose Petroleum Corporation issued a press release that summarized operational results and financial condition from its Form 10-K for the period ending March 31, 2009, filed July 13, 2009. A copy of this press release is attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1

Press release dated July 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ JOSEPH F. (“CHIP”) LANGSTON
Joseph F. (“Chip”) Langston President and Chief Financial Officer

Date:  July 14, 2009